Exhibit 5.1

McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, VA 23219 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

September 11, 2017

Board of Directors

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Virginia Electric and Power Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Virginia Electric and Power Company, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-219085) filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2017 and the Post-Effective Amendment No. 1 to Registration Statement being filed by the Company with the SEC on or about the date of this opinion letter (such Registration Statement as amended by Post-Effective Amendment No. 1, the “Registration Statement”). The Registration Statement is being filed in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Senior Debt Securities and Junior Subordinated Notes (the Senior Debt Securities and Junior Subordinated Notes, collectively, the “Debt Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Debt Securities are described in the Registration Statement. We understand that the Debt Securities will be issued pursuant to: (i) a Senior Indenture (the “U.S. Bank Senior Indenture”) to be entered into at a future date between the Company and U.S. Bank National Association, as Trustee, as amended and supplemented from time to time by supplemental indentures (the “U.S. Bank Senior Supplemental Indentures”), each to be entered into by the Company and such Trustee; (ii) that certain Senior Indenture dated as of June 1, 1998, between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Indenture Trustee, as supplemented and amended by the Nineteenth Supplemental and Amending Indenture dated as of November 1, 2008 (as so supplemented and amended, the “1998 Senior Indenture” and, together with the U.S. Bank Senior Indenture, the “Senior Indentures”), by and among the Company, such Indenture Trustee and U.S. Bank National Association, as Series Trustee, and as further supplemented from time to time by supplemental indentures (the “1998 Senior Supplemental Indentures” and, together with the U.S. Bank Supplemental Indentures, the “Senior Supplemental Indentures”), each to be entered into by the Company and such Indenture Trustee or such Series Trustee; or (iii) that certain Subordinated Note Indenture dated as of August 1, 1995 (the “Subordinated Note Indenture,” and together with the Senior Indentures, collectively, the “Base Indentures”), between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee, as supplemented from time to time by supplemental indentures (the “Subordinated Note Supplemental Indentures,” and together with the Senior Supplemental Indentures, collectively, the “Supplemental Indentures”; and each Base Indenture, as supplemented by the applicable Supplemental Indenture, an “Indenture,” and collectively, the “Indentures”), each to be entered into between the Company and such trustee.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC (which exhibits include the Subordinated Note Indenture, as well as the forms of the U.S. Bank Senior Indenture and the 1998 Senior Indenture); and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i) a certificate from the Assistant Corporate Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”); (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Debt Securities by the Company subject to (1) in the case of each issuance of Debt Securities, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Debt Securities and (2) the other qualifications set forth therein; and (C) an Order (the “SCC Order”) of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) authorizing the issuance of the Debt Securities under the terms specified therein;

(ii) a certificate dated September 11, 2017 issued by the SCC, attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Indentures (if any) and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Signatures. The signatures of individuals who have signed or will sign the Indentures are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Indentures are or will be, as of the date the Indentures are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Indentures have or will have, as of the date the Indentures are executed and delivered, the capacity and full power and authority to execute, deliver and perform the Indentures and the documents required or permitted to be delivered and performed thereunder. All individuals who have signed or will sign each Indenture had or will have, as of the date the applicable Indenture is executed and delivered, the legal capacity to execute such Indenture.

(e) Authorization, Execution and Delivery of Indentures. The Indentures and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Indentures are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Indentures are executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company as to the Indentures that have been executed and delivered as of the date hereof.

(f) Indentures Binding on Certain Parties. The Indentures and the documents required or permitted to be delivered thereunder are or will be, as of the date the Indentures and such other documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g) Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each Supplemental Indenture will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Debt Securities by the Company or the execution and delivery of the Indentures by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities or to the execution and delivery of the Indentures by the parties thereto or the performance by such parties of their obligations thereunder, including without limitation, an order of the SCC with respect to the issuance of the Debt Securities by the Company, will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof, including the SCC Order to the extent of the authority granted to the Company therein that remains available as of the date hereof.

(j) Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments etc. There has not been, and will not be, as of the date the Indentures are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Debt Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Base Indentures, except for, as applicable, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Debt Securities.

3. Debt Securities. With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Debt Securities or in any Indenture relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Indenture to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d) Remedies. The enforceability of any provision in any Indenture to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in an Indenture.

(d) Unenforceability of Certain Provisions. Provisions contained in the Debt Securities or the Indentures which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any Subject Document invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures.

(f) Currency Conversion. We advise you that, as of the date of this opinion, a judgment for money in an action based on a Debt Security or an Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in the United States only in United States dollars. The date and method used to determine the rate of conversion of the foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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